WAIVER AND FIRST AMENDMENT TO NOTE AGREEMENT


                  THIS WAIVER AND FIRST AMENDMENT TO THE NOTE AGREEMENT, dated as of May 9, 1997 (this "Amendment"), by and between UNITED GROCERS, INC., an Oregon corporation (the "Company"), and PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY ("Holder").

                  WHEREAS, the Company and the Holder have entered into a Note Agreement dated as of October 10, 1994 (the "Note Agreement");

                  WHEREAS, pursuant to the Note Agreement, the Company issued its 8.42% Senior Notes, due November 1, 2005, in an aggregate principal amount of $20,000,000 (the "Notes"); and

                  WHEREAS, pursuant to the provisions of Section 7 of the Note Agreement, the Company and the Holder wish to waive specific Company covenants contained in Section 5.6 and amend Section 5.6 of the Note Agreement in certain respects as set forth herein.

                  NOW, THEREFORE, in consideration of the agreement herein contained, the parties agree as follows:

                                     PART I
                                     WAIVER

                  Subject to the  satisfaction  of the  conditions  set forth in
Section 7 of the Note Agreement, the Holder hereby waives compliance of Company's covenant at Section 5.6 Fixed Charges, for the quarters ending September 1996, December 1996, and March 1997.

                                     PART II
                           AMENDMENT TO NOTE AGREEMENT

                  Subject to the  satisfaction  of the  conditions  set forth in
Section 7 of the Note Agreement, the Note Agreement is amended in accordance with this Part II. Except as so amended, the Note Agreement shall continue in full force and effect.

                  SUBPART 2.1 Section 5.6 - Fixed Charges. Section 5.6 is hereby amended to read in its entirety as follows:

                           The  Company  will  keep and  maintain  the  ratio of
                  Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period at not less than 1.4 to 1.0, except for:



Page 1--WAIVER AND FIRST AMENDMENT TO NOTE AGREEMENT

                           (a) quarters ending September 27, 1996;  December 28,
                  1996; March 28, 1997; and June 28, 1997, wherein the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.0 to 1.0;

                           (b) quarter ending October 3, 1997, wherein the ratio
                  of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period shall not be less than
                  1.15 to 1.0;

                           (c) quarter ending January 2, 1998, wherein the ratio
                  of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.25 to 1.0.

                                    PART III
                        CONDITION PRECEDENT TO AMENDMENT

                  SUBPART 3.1 Required Percentage. Holder(s), holding at least 66 2/3% in aggregate principal amount of the outstanding Notes, shall have executed and delivered counterparts of this Amendment.

                                     PART IV
                            MISCELLANEOUS PROVISIONS

                  SUBPART 4.1 Ratification of and Reference to the Note Agreement. This Amendment shall be deemed to be an amendment to the Note Agreement, and the Note Agreement, as amended hereby, is ratified, approved and confirmed in each and every respect by the Holder. All references to the Note Agreement in any other document, instrument, agreement, or writing executed under or in connection with the Note Agreement shall hereafter be deemed to refer to the Note Agreement, as amended.

                  SUBPART 4.2 Execution in Counterparts; Effectiveness, Etc. This Amendment to the Note Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Company and the Holder, if applicable, shall have been given by the Company to the Holder.

                  SUBPART 4.3 Severability. Any provision of this Amendment or any other instrument delivered in connection herewith which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or such



Page 2--WAIVER AND FIRST AMENDMENT TO NOTE AGREEMENT instrument or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SUBPART 4.4 Waivers and Amendments. Neither this Amendment nor any term hereof may be changed, waived, discharged, or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought (provided that Section 7 of each of the Amended Note Agreements shall continue to govern any amendments and waivers with respect thereto).

                  SUBPART 4.5 Section Headings. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

                  SUBPART 4.6 Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW. This Amendment and such other documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  IN WITNESS WHEREOF, the parties hereto caused this Amendment to be executed by their respective officers (as applicable) thereunto duly authorized as of the day and year first above written.

                                                     United Grocers, Inc.

                                                     By  /s/ John W. White
                                                     Name:  John W. White
                                                     Title:  Vice President

Accepted as of May 9, 1997

                                                     Phoenix Home Life Mutual
                                                       Insurance Company

                                                     By /s/ Keith D. Robbins
                                                     Name:  Keith D. Robbins
                                                     Title:  Vice President









Page 3--WAIVER AND FIRST AMENDMENT TO NOTE AGREEMENT